1 THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. IN ADDITION, THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON ITS EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 6 OF THIS WARRANT. Date of Issuance: April 9, 2026 (the “Issuance Date”) Bloom Energy Corporation Warrant to Purchase Shares of Class A Common Stock Bloom Energy Corporation, a Delaware corporation (the “Company”), for value received, hereby certifies that Oracle Corporation, or its registered permitted assigns (the “Warrantholder”), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company 3,531,073 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (such number of shares, as adjusted pursuant to the terms hereof, the “Warrant Shares”) at a purchase price per share of $113.28 (as adjusted pursuant to the terms hereof, the “Warrant Price”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. 1. Exercise. The Warrant is fully vested with respect to the Warrant Shares and is immediately exercisable in whole or in part at the option of the Warrantholder at any time or from time to time from the Issuance Date until 5:00 p.m., Eastern time (the “Close of Business”), on October 9, 2026. 2. Manner of Exercise. (a) To exercise this Warrant or any portion thereof, the Warrantholder shall surrender this Warrant, together with the duly executed Warrant exercise form attached hereto as Exhibit A, to the Company at its principal executive office (or such other office or agency of the Company as the Company may designate) and, at the election of the Warrantholder, by (i) making a cash payment to the Company equal to the Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise or (ii) in lieu of making a cash payment, having canceled a portion of this Warrant in payment of the Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise (a “Cashless Exercise”). The number of Warrant Shares issued to the Warrantholder upon a Cashless Exercise shall be determined according to the following formula: X = Y(A−B) A Where: X = the number of Warrant Shares that shall be issued to the Warrantholder with respect to the relevant Cashless Exercise; Y = the number of Warrant Shares for which this Warrant is being exercised in the relevant Cashless Exercise (which, for the avoidance of doubt, shall be determined for purposes of Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

2 this clause “Y” assuming that, in lieu of a Cashless Exercise, the Warrantholder were paying the Warrant Price in full in cash in respect of the relevant exercise); A = the Fair Market Value (as defined below) of one share of Class A Common Stock for the relevant Exercise Date (as defined below); and B = the Warrant Price in effect under this Warrant immediately prior to the Close of Business on the relevant Exercise Date. “VWAP” means, for any Trading Day (as defined below), the per share volume weighted average price as reported on Bloomberg L.P. in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume weighted average price is unavailable for such Trading Day, the market value of one share of Class A Common Stock on such Trading Day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. “Fair Market Value” as of the Exercise Date (as defined below) shall mean the following: (1) if the Class A Common Stock is then listed for trading on the New York Stock Exchange (or, if not listed on the New York Stock Exchange, another U.S. national or regional securities exchange), the arithmetic average of the VWAP for each Trading Day during the ten (10) Trading Day period ending on, and including, the Trading Day immediately preceding the Exercise Date as reported by the New York Stock Exchange (or, if not listed on the New York Stock Exchange, such other U.S. national or regional securities exchange); (2) if the Class A Common Stock is not listed for trading on a U.S. national or regional securities exchange and if the Class A Common Stock is then listed or quoted for trading on OTCQB or OTCQX, the arithmetic average of the VWAP for each Trading Day during the ten (10) Trading Day period ending on, and including, the Trading Day immediately preceding the Exercise Date on OTCQB or OTCQX, as applicable; (3) if the Class A Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported; or (4) if the Class A Common Stock is not listed for trading on a U.S. national or regional securities exchange and is not so quoted by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the fair market value of one share of Class A Common Stock (as of the time immediately prior to the Close of Business, on the relevant Exercise Date) as determined by an independent appraiser experienced in valuing securities jointly selected by the Board of Directors of the Company (the “Board of Directors”) and the Warrantholder. Following any determination by the Company of the Fair Market Value pursuant to clause (4) of the definition thereof, upon written request by the relevant Warrantholder, the Company shall promptly provide to such Warrantholder in reasonable detail the basis for such determination, it being understood that the Company shall not be obligated to disclose any information that may be proprietary or confidential. The VWAP and Fair Market Value will be determined by the Company in good faith in accordance with the requirements set forth above. “Trading Day” means: (i) a day on which the shares of Class A Common Stock are traded on the New York Stock Exchange, NYSE American, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market or other U.S. national or regional securities exchange on which the shares of Class A Common Stock are then listed or quoted; (ii) if the shares of Class A Common Stock are not listed on any such exchange or market, a day on which the shares of Class A Common Stock are traded in the over-the-counter market, as reported on the OTCQX or the OTCQB; or (iii) if the shares of Class A Common Stock are not listed on any such exchange or market or quoted on the OTCQX or the OTCQB, a day on which the shares Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

3 of Class A Common Stock are quoted in the over-the-counter market as reported by OTC Markets Group, Inc. (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the shares of Class A Common Stock are not listed or quoted as set forth in clause (i), (ii) or (iii) hereof, then “Trading Day” shall mean a Business Day (as defined below). (b) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the Close of Business on the first Business Day on which this Warrant shall have been surrendered to the Company and the Warrantholder shall have satisfied all other applicable requirements in respect of the exercise thereof, in each case as provided in this Section 2 prior to the Close of Business (the “Exercise Date”). “Business Day” means any day (i) except Saturday, Sunday and any day which shall be a federal legal holiday in the United States and (ii) on which the transfer agent for the Class A Common Stock is open for business for its regularly scheduled business hours. At the Close of Business on the Exercise Date, the person or persons in whose name or names any book-entry position for Warrant Shares shall be issuable upon such exercise as provided in Section 2(c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such book-entry position. (c) Issuance of Shares. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five Business Days after the Exercise Date, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Warrantholder, or as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes and other governmental charges) may direct: (i) in book-entry form as recorded on the books and records of the transfer agent of the Class A Common Stock the number of Warrant Shares to which the Warrantholder shall be entitled upon such exercise pursuant to Section 2(a) (rounded down to the nearest whole share) plus, in lieu of any fractional share to which the Warrantholder would otherwise be entitled but for such rounding, cash in an amount determined pursuant to Section 4 hereof, which book-entry position shall bear or otherwise be subject to a restrictive legend substantially in the form of Exhibit B hereto, if applicable, and subject to the legend removal provisions set forth below; and (ii) in case such exercise is in part only, upon request by the Warrantholder, a new warrant (dated the date hereof) of like tenor, calling in the aggregate on the face thereof for the number of Warrant Shares equal or in the event of any adjustment that would equal, without giving effect to any adjustment herein or therein, to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which shall include both the number of Warrant Shares issued to the Warrantholder pursuant to such partial exercise and the number of Warrant Shares subject, in the case of the election of a Cashless Exercise, to the portion of the Warrant being cancelled in payment of the Warrant Price). 3. Adjustments. The Warrant Price and the number of shares of Warrant Shares purchasable upon exercise of the Warrant are subject to adjustment as follows; provided that the Company shall not make any such adjustment if the Warrantholder participates, at the same time and upon the same terms as holders of Class A Common Stock and as a result of holding this Warrant, in any of the transactions described below without having to exercise such Warrant, as if the Warrantholder held the number of shares of Class A Common Stock that the Warrantholder would have received if this Warrant had been exercised immediately prior to the relevant time as of which the adjustment would otherwise have been made: (a) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date on which this Warrant was first issued (or, if any Warrant was issued upon partial exercise of, or in replacement of, another warrant of like tenor, then the date on which such original warrant was first issued) (either such date being referred to as the “Original Issue Date”) effect a Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

4 subdivision of the outstanding Class A Common Stock, the number of shares of Class A Common Stock issuable upon exercise of this Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Class A Common Stock, the number of shares of Class A Common Stock issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this paragraph shall become effective at 9:00 a.m. Eastern time on the first Business Day on which the subdivision or combination becomes effective. (b) Adjustment for Dividends and Distributions in Class A Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Class A Common Stock, then and in each such event the number of shares of Class A Common Stock issuable upon exercise of this Warrant shall be adjusted as of the time of such issuance or, in the event such a record date shall have been fixed, as of the Close of Business on such record date, so that, after giving effect to such adjustment, each holder of a Warrant shall be entitled to receive an additional number of shares of Class A Common Stock upon exercise that such holder would have been entitled to receive had such Warrant been exercised immediately prior to such time. Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Class A Common Stock issuable upon exercise of this Warrant shall be recomputed accordingly as of the Close of Business on such record date on the basis of the actual number of additional shares of Class A Common Stock paid or distributed. (c) Adjustment for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a dividend or distribution of shares of Class A Common Stock) or in cash or other property, then and in each such event the number of shares of Class A Common Stock issuable upon exercise of this Warrant shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the Close of Business on such record date, to a number determined by multiplying the number of shares of Class A Common Stock issuable upon exercise of this Warrant immediately prior to such time by a fraction, the numerator of which shall be the Current Market Value (as defined below) per share of Class A Common Stock for such event, and the denominator of which shall be such Current Market Value per share of Class A Common Stock less the fair market value (as determined in the reasonable good faith discretion of the Board of Directors) of such securities, cash or other property to be distributed with respect to each share of Class A Common Stock for such event. “Current Market Value” shall mean the average of the daily closing prices on the New York Stock Exchange of the Class A Common Stock (and if the Class A Common Stock is not listed on the New York Stock Exchange, such other U.S. national or regional securities exchange on which the Class A Common Stock is listed) over the ten consecutive Trading Day period ending and including the Trading Day immediately preceding the dividend date for the applicable event. Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of shares of Class A Common Stock issuable upon exercise of the Warrant shall be recomputed accordingly as of the Close of Business on such record date on the basis of the actual payment of such dividends or distributions. (d) Adjustment for Reclassification, Exchange or Subdivision. If the Class A Common Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event the holder of this Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

5 Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Class A Common Stock into which this Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein. (e) Adjustment in Warrant Price. Upon each adjustment in the number of shares of Class A Common Stock issuable upon exercise of this Warrant, the Warrant Price for such Warrant shall be adjusted to the product obtained by multiplying the applicable Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Class A Common Stock issuable upon exercise of such Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Class A Common Stock issuable upon exercise of such Warrant immediately thereafter; provided, however, that in no event shall the Warrant Price be less than the par value of the Class A Common Stock. (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Class A Common Stock issuable upon exercise of this Warrant or of the Warrant Price pursuant to this Section 3, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) Business Days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Warrantholder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Warrant Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Warrantholder (but in any event not later than ten (10) Business Days thereafter), furnish or cause to be furnished to the Warrantholder a certificate setting forth (i) the Warrant Price then in effect and (ii) the number of shares of Class A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant. (g) Rounding. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/10,000th of a share, as applicable. (h) Limitations on Adjustments. In order to avoid the duplication of adjustments, if an adjustment to the number of Warrant Shares has become effective and a Warrantholder that has exercised the Warrant would be treated as the record holder of shares of Class A Common Stock resulting from such exercise that are (x) entitled to participate in the relevant event and (y) based on a number of Warrant Shares that has been adjusted in respect of the relevant event, then, notwithstanding the foregoing adjustment provisions and settlement provisions, the adjustments under this Section 3 relating to such event shall not be made with respect to such Warrant Shares, but will not affect the treatment of any un-exercised Warrant hereunder. Instead, such Warrantholder shall be treated as if such Warrantholder were the record owner of the shares of Class A Common Stock such Warrantholder is entitled to receive upon such exercise on an unadjusted basis and participate in the related dividend, distribution or other event that would have, in the absence of this Section 3(h), given rise to such adjustment. 4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Warrantholder in cash on the basis of the Fair Market Value per share of Class A Common Stock, as determined pursuant to Section 2(a) above. 5. Company Covenants. (a) The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, when issued and paid for pursuant to the Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

6 provisions of this Warrant, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens, encumbrances, charges, taxes (other than any applicable transfer taxes) or preemptive rights (it being understand, for the avoidance of doubt, that the Company makes no representation as to any restrictions under securities laws). The Company further covenants and agrees that it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant. (b) The Company covenants and agrees (i) that the Company shall, within ten (10) Business Days from the Issuance Date, use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission a prospectus supplement to the Company’s existing registration statement on Form S-3ASR (File No. 333-282117) (the “Shelf Registration Statement”) specifically relating to the public resale of the Warrant Shares (the “Prospectus Supplement”) and, (ii) (x) in the event the number of shares registered pursuant to the Prospectus Supplement is insufficient to cover the Warrant Shares or if the Shelf Registration Statement has expired or is otherwise no longer available, the Company shall file a new registration statement (a “New Registration Statement”), so as to cover all of such Warrant Shares as soon as reasonably practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises, and (y) the Company shall use its reasonable best efforts to have any such New Registration Statement become effective as soon as practicable following the filing thereof. The Company further covenants and agrees that the Company shall be responsible for all costs and expenses in connection with filing the Prospectus Supplement and maintaining the effectiveness of the Shelf Registration Statement or filing and maintaining the effectiveness of a New Registration Statement. The Company additionally covenants and agrees that it shall maintain at all times an effective registration statement permitting the public resale of the Warrant Shares issuable or issued pursuant to the exercise of this Warrant until the later of (i) October 9, 2026 and (ii) until such time as all of the Warrant Sharess issued upon the exercise of this Warrant have been sold by the Warrantholder. 6. Transfers, etc. (a) This Warrant shall not be transferable or assignable by the Warrantholder without the prior written consent of the Company. The Warrant Shares issued pursuant to exercise of this Warrant shall be transferable at any time or from time to time in compliance with securities laws. In any such permitted transfer or assignment, the rights and obligations of a Warrantholder hereunder shall be automatically assigned by such Warrantholder to the transferee of this Warrant or the Warrant Shares, as applicable; provided, however, that (i) the Company is provided written notice of the transfer including the name and address of the transferee and the number of Warrant Shares subject to this Warrant and/or the number of Warrant Shares, as applicable, to be transferred; (ii) such transferee delivers to the Company a properly executed applicable IRS Form W-8 or W-9 (or any successor form), and (iii) in connection with the transfer of this Warrant (or a portion thereof), such transferee agrees in writing to be bound by the terms of this Warrant as if such transferee were the Warrantholder; provided, further, that with respect to the Warrant Shares, the requirements of (i), (ii), and (iii) shall not be applicable when such Warrant Shares are sold or transferred pursuant to an effective registration statement permitting the public resale of the Warrant Shares issuable or issued pursuant to the exercise of this Warrant. Upon any such transfer of this Warrant (or a portion thereof), the Company shall be obligated to such transferee to perform all of its covenants under this Warrant as if such transferee was the Warrantholder upon receipt of (i) and (ii) of the prior sentence. (b) The Company will maintain a register containing the name and address of the Warrantholder. The Warrantholder may change its address as shown on the warrant register by written notice to the Company requesting such change. Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

7 (c) Subject to the provisions of this Section 6, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit C hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency). (d) Notwithstanding anything to the contrary in this Section 6, the Company and the transfer agent for the Class A Common Stock may condition any such transfer or assignment by a party other than the initial Warrantholder upon the delivery of such legal opinions, certifications and other evidence as they may reasonably require in order to determine that the proposed transfer or assignment complies with applicable securities laws and other requirements set forth herein (subject to the receipt of customary seller and, if applicable, broker representation letters, other than in connection with any transfer (1) pursuant to an effective registration statement, (2) to the Company, or (3) pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Warrantholder shall pay any applicable transfer taxes and other governmental charges, if any, that may be imposed with respect to the transfer of this Warrant and all other reasonable third-party fees and expenses incurred by the Company in connection herewith. 7. No Impairment. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the Warrant Price, and at all times will take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant. 8. Notices of Record Date, etc. In the event: (a) the Company shall take a record of the holders of its Class A Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or (b) of any capital reorganization of the Company, any reclassification of the Class A Common Stock of the Company, any consolidation, merger, recapitalization or similar business combination of the Company with or into another entity (other than a consolidation, merger, recapitalization or similar business combination in which the Company is the surviving entity and its Class A Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will as soon as practicable send or cause to be sent to the Warrantholder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, recapitalization, similar business combination, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Class A Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Class A Common Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

8 Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, recapitalization, similar business combination, transfer, dissolution, liquidation or winding-up. Notwithstanding anything to the contrary in this Section 8: (i) in no event will the Company be required to provide such notice to the Warrantholder (other than the original Warrantholder) before the earlier of such time as the Company (x) has publicly disclosed or acknowledged the circumstances giving rise to such event and (y) is required to publicly disclose under applicable law or the rules of any securities exchange on which the Class A Common Stock is then listed or admitted for trading the circumstances giving rise to such event and (ii) the Company will be deemed to have provided notice to the Warrantholder of any information contained in any report, information or document filed or otherwise made available by the Company, its affiliate or any other party to the relevant event through the EDGAR system (or any successor thereto) maintained by the U.S. Securities and Exchange Commission (or its successor). 9. Exchange or Replacement of Warrant. (a) Upon the surrender of this Warrant by the Warrantholder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 6 hereof, issue and deliver to or upon the order of the Warrantholder, at the Company’s expense, a new warrant of like tenor, in the name of the Warrantholder or as the Warrantholder (upon payment by the Warrantholder of any applicable transfer taxes and other governmental charges) may direct, calling in the aggregate on the face thereof for the number of shares of Class A Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant. (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) reasonable indemnity or bond with respect thereto if requested by the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new warrant of like tenor. 10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10): (a) if to the Company, at its address at 4353 North First Street, San Jose, California 95134, Attention: Shawn Soderberg, Chief Legal Officer; with a copy (which shall not constitute notice) to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attention: Tad Freese and Richard Kim; and (b) if to the Warrantholder, at its address at 500 Oracle Parkway, Redwood Shores, Ca 94065, Attention: Brian Higgins, SVP and Corporate Secretary; with a copy (which shall not constitute notice) to Hogan Lovells US LLP, 390 Madison Avenue, New York, NY 10017, Attention: Michael Szlamkowicz. If the Company should at any time change the location of its principal office to a place other than as set forth above, it shall give prompt notice to the Warrantholder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

9 11. No Rights as Stockholder. Except as otherwise expressly set forth herein, the Warrantholder, solely in such person’s capacity as a Warrantholder, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in the Warrant be construed to confer upon the Warrantholder, solely in such person’s capacity as a Warrantholder, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to such Warrantholder becoming holder of record of the Warrant Shares which such person is then entitled to receive upon the due exercise of the Warrant and the settlement of the Warrant Shares issued upon such exercise. 12. Agreements of the Warrantholder. (a) The Warrantholder agrees and acknowledges that it shall have sole responsibility for making any applicable filings with the U.S. Securities and Exchange Commission (or its successor) pursuant to Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, as a result of its acquisition of this Warrant and the Warrant Shares and any future transaction related thereto and agrees to make all such filings in compliance with the applicable requirements therefor. (b) The Warrantholder acknowledges and agrees that it will comply with the restrictions set forth in this Warrant, including the restrictive legend set forth in Exhibit B hereto. Notwithstanding the foregoing, subject to the receipt of representation letters from the Warrantholder and its broker as may be requested by the Company, the Company agrees that any such restrictive legends with respect to any Warrant Shares will be removed on the date upon which all such Warrant Shares (i) can be publicly resold pursuant to an effective registration statement, or (ii) unless the Warrantholder is deemed an affiliate of the Company (or was an affiliate during the preceding three months) for purposes of Rule 144 under the Securities Act, are freely tradeable under Rule 144 and the Warrant Shares have been held by the Warrantholder for at least six months (for the avoidance of doubt, taking into account the “tacking” provisions of Rule 144 under the Securities Act). (c) The Warrantholder has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Warrant and relies solely on any such advisors and not on any statements or representations of the Company or any of its agents. 13. Amendment or Waiver. (a) Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Warrantholder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. (b) Notwithstanding the foregoing, from time to time, the Company, without the consent of the Warrantholder, may amend or supplement this Warrant to (i) evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in this Warrant, (ii) to surrender any right or power herein conferred upon the Company, (iii) if applicable, provide for an uncertificated Warrant in addition to or in place of a certificated Warrant, or (iv) cure any ambiguity, defect, omission, mistake or inconsistencies or make any change that does not adversely affect, in any material respect, the legal rights of the Warrantholder. After an amendment or modification under Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

10 this Section 13(b) becomes effective, the Company will deliver to the Warrantholder a notice briefly describing such amendment or modification. 14. Successors. Subject to Section 6, the terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company or of the Warrantholder. 15. Taxes. The initial Warrantholder shall deliver to the Company a properly executed IRS Form W-9. In addition, each Warrantholder shall deliver to the Company a properly executed applicable IRS Form W-8 or W-9 (or any successor form) (i) upon assignment in the case of any subsequent Warrantholder, (ii) upon a reasonable request by the Company, and (iii) promptly upon learning that any such form previously provided has become obsolete, incorrect, or ineffective. If withholding is required to be made in accordance with applicable law on any payments or deliveries to the Warrantholder hereunder, including upon any assignment pursuant to Section 6 (Transfers, etc.), the Company shall be permitted to deduct such withholding, without any obligation to pay additional amounts or deliver additional Warrant Shares in respect of such withholding, and such withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Warrantholder. If any withholding taxes are paid on behalf of the Warrantholder, the Warrantholder shall promptly pay the Company the amount of such taxes, and (without duplication) the Company shall be entitled to set off any such taxes against any payment or delivery hereunder. Such taxes may include, but are not limited to, amounts required to be withheld under Sections 1441, 1442 and 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended. 16. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. 17. Governing Law; Disputes. (a) This Warrant shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of laws. (b) EACH OF THE COMPANY AND THE WARRANTHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. (c) No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under this Warrant or any claim based on, in respect of, or by reason of, such obligations or their creation. The Warrantholder hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Warrant. 18. Severability. If any provision of this Warrant is held to be unenforceable under applicable law, the parties agree to renegotiate and replace such provision in good faith, with an enforceable provision as close as reasonably possible in commercial effect. If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Warrant, (ii) the balance of this Warrant shall be interpreted as if such provision were so excluded and (iii) the balance of this Warrant shall be enforceable in accordance with its terms. 19. Counterparts. This Warrant may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

11 counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purpose. [Remainder of Page Intentionally Left Blank] Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D EVP, Chief Commercial Officer Aman Joshi

EXHIBIT A WARRANT EXERCISE FORM To: Bloom Energy Corporation Dated: _____________ The undersigned, pursuant to the provisions set forth in the attached Warrant dated April 9, 2026, hereby elects to purchase (check applicable box): □ _____________shares of Class A Common Stock of Bloom Energy Corporation covered by such Warrant; or □ the maximum number of shares of Class A Common Stock covered by such Warrant. The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ____), hereby elects to pay for the Warrant Shares by (check applicable box): □ paying _____________ dollars in cash to a designated account of the Company; or □ through a Cashless Exercise. Please issue a notice of book entry representing said shares of Class A Common Stock (net of any Warrant Shares withheld to cover the Warrant Price to the extent a Cashless Exercise was opted above) in such name as specified below: Name: Address: By exercising the rights represented by this Warrant, the undersigned hereby certifies that, as of the date of exercise of this Warrant: (i) it is acquiring the Class A Common Stock for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof that would be prohibited by law; (ii) it is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended; and (iii) it is capable of evaluating the merits and risks of the investment in the Class A Common Stock and has been provided an opportunity to ask questions of and receive answers from representatives of the Company concerning the investment contemplated hereby. By :____________________________ Name: Title: Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

EXHIBIT B FORM OF RESTRICTED STOCK LEGEND THE SHARES OF CLASS A COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. In addition, for transferees of the Warrant: THE COMPANY AND THE TRANSFER AGENT FOR THE SHARES OF CLASS A COMMON STOCK REPRESENTED HEREBY RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSACTION IS BEING MADE IN COMPLIANCE WITH THE FOREGOING LAWS AND THE REQUIREMENTS SET FORTH IN THE WARRANT UPON THE EXERCISE OF WHICH THE SHARES OF CLASS A COMMON STOCK REPRESENTED HEREBY WERE ISSUED. Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D

EXHIBIT C ASSIGNMENT FORM FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. _____) with respect to the number of shares of Class A Common Stock of Bloom Energy Corporation covered thereby set forth below, unto: Name of Assignee Address No. of Shares Dated: ___________________________ Signature: ___________________________ Docusign Envelope ID: 57F28A83-DA01-82BD-8101-46C5B55E7A4D